Exhibit 99.1

FOR IMMEDIATE RELEASE

Inogen CEO Announces Intent to Retire Before End of 2021; Inogen Commences Search for Successor

Goleta, California, June 9, 2020 — Inogen, Inc. (NASDAQ: INGN), a medical technology company offering innovative respiratory products for use in the homecare setting, today announced that in connection with Inogen’s succession planning activities, Scott Wilkinson, the Company’s Chief Executive Officer and President, has informed the Company’s Board of Directors (the “Board”) that he intends to retire as Chief Executive Officer and President, and as a member of the Board, in each case before the end of 2021. In order to ensure an orderly transition, Mr. Wilkinson intends to remain in his current position until the appointment of his successor and will assist the Board in the search for his successor and help with transition as necessary. Inogen has initiated a process to identify a successor for Mr. Wilkinson and intends to engage an executive search firm to support the search.

“On behalf of the Board, I want to thank Scott for his significant contributions and dedicated years of service to Inogen,” said Heath Lukatch, Ph.D., Chairperson of the Board. “Scott’s leadership and industry expertise will be missed by Inogen, and we are extremely thankful for his many contributions during his tenure. The Board and management team are committed to ensuring a smooth transition, and we are grateful that we'll continue to benefit from Scott’s experience and perspective throughout this process.”

“Inogen has significantly evolved since I joined in 2005, and I have been honored to lead Inogen as Chief Executive Officer,” said Mr. Wilkinson. “After 15 years with the Company, I believe now is the right time to begin the transition to the next phase of leadership. I intend to work closely with the board to help identify, recruit, and successfully integrate a new CEO.”

Inogen has used, and intends to continue to use, its Investor Relations website, http://investor.inogen.com/, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. For more information, visit http://investor.inogen.com/.

About Inogen

Inogen is innovation in oxygen therapy. We are a medical technology company that develops, manufactures and markets innovative oxygen concentrators used to deliver supplemental long-term oxygen therapy to patients suffering from chronic respiratory conditions.

For more information, please visit www.inogen.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding the expectations associated with the transition of the Company’s Chief Executive Officer and

President and the timing of such transition. Any statements contained in this communication that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks related to a change in Company management and the Company’s ability to make a transition to a new CEO. In addition, Inogen's business is subject to numerous additional risks and uncertainties, including, among others, risks relating to market acceptance of its products; competition; the risks related to the COVID-19 pandemic; impact of changes in reimbursement rates and reimbursement and regulatory policies; the possible loss of key employees, customers, or suppliers; the risk of intellectual property litigation; its sales, marketing and distribution capabilities; interruptions or delays in the supply of components or materials for, or manufacturing of, its products; seasonal variations; unanticipated increases in costs or expenses; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Inogen’s business operating results are contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof.  Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

Investor Relations Contact:

Matthew Pigeon

mpigeon@inogen.net

Media Contact:

Byron Myers

805-562-0503